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                           KIRKPATRICK & LOCKHART LLP
                          1800 Massachusetts Avenue, NW
                                  Second Floor
                              Washington, DC 20036
                            Telephone: (202) 778-9000
                            Facsimile: (202) 778-9100
                                   www.kl.com

April 15, 2002
                                                           Arthur J. Brown
                                                           202.778.9046
                                                           Fax:  202.778.9100
                                                           abrown@kl.com

AXA Premier VIP Trust
1290 Avenue of the Americas
New York, New York 10104

Ladies and Gentlemen:

         We have acted as counsel to AXA Premier VIP Trust, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File No. 333-70754) ("PEA") relating to the issuance and sale of Shares of the Trust. You have requested our opinion with respect to the matters set forth below.

         In this opinion letter, the term "Shares" refers to the Class A and Class B shares of beneficial interest of each series of the Trust listed in Schedule A attached to this opinion letter, that may be issued during the time that the PEA is effective and has not been superseded by another post-effective amendment.

         In connection with rendering the opinion set forth below, we have examined copies, believed by us to be genuine, of the Trust's Certificate of Trust, Agreement and Declaration of Trust (the "Agreement"), Bylaws, each dated as of October 2, 2001, and such other documents relating to its organization and operation as we have deemed relevant to our opinion, as set forth herein. The opinion set forth in this letter is limited to the laws and facts in existence on the date hereof, and is further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder.

         Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that as of the date hereof the Shares, when sold in accordance with the terms contemplated by the PEA, including receipt by the Trust of full payment for the Shares and compliance with the 1933 Act and 1940 Act, will have been validly issued and will be fully paid and non-assessable. We note, however, that the holders of Shares of the Trust may be obligated to make payments in connection with the transfer of Shares in accordance with any rules established by the Trustees under the Agreement.

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AXA Premier VIP Trust
April 15, 2002
Page 2

         We are furnishing this opinion letter to you solely in connection with the issuance of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose without specific prior written consent.

         The foregoing opinion is rendered as of the date of this letter, except as otherwise indicated. We assume no obligation to update or supplement our opinion to reflect any changes of law or fact that may occur.

         We hereby consent to this opinion letter accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of such PEA.

                                        Very truly yours,

                                        /s/ Kirkpatrick & Lockhart LLP

                                        KIRKPATRICK & LOCKHART LLP

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                                   SCHEDULE A

                              AXA PREMIER VIP TRUST


                 AXA Premier VIP Large Cap Core Equity Portfolio

                   AXA Premier VIP Large Cap Growth Portfolio

                    AXA Premier VIP Large Cap Value Portfolio

                 AXA Premier VIP Small/Mid Cap Growth Portfolio

                  AXA Premier VIP Small/Mid Cap Value Portfolio

                 AXA Premier VIP International Equity Portfolio

                      AXA Premier VIP Technology Portfolio

                      AXA Premier VIP Health Care Portfolio

                       AXA Premier VIP Core Bond Portfolio